SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

RS Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

RS Global Natural Resources Fund

IMPORTANT REMINDER:

PLEASE VOTE YOUR SHARES BEFORE MAY 23, 2014

Dear Shareholder:

We recently mailed you proxy materials relating to proposals to be voted on at a Meeting of Shareholders of RS Global Natural Resources Fund (the “Fund”), scheduled for May 23, 2014. As of the mailing of this letter, we have not received your vote. We are still accepting proxies to increase shareholder participation and to avoid the cost of additional solicitation.

YOUR VOTE IS IMPORTANT!

For the reasons set forth in the proxy materials previously mailed to you, the Fund’s Board of Trustees believes the proposals are in the shareholders’ best interest and recommends that you vote in favor.

Your vote is important no matter how many shares you own. We encourage you to vote TODAY using one of the following convenient options:

1.	Vote by Phone. You may cast your vote by calling the toll-free number listed on the enclosed proxy card. Have your proxy card in hand in order to follow the recorded instructions.

2.	Vote by Internet. You may cast your vote by logging on to the website listed on the enclosed proxy card. Have your proxy card in hand in order to follow the displayed instructions.

3.	Vote by Mail. You may cast your vote by mail by signing, dating, and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions about the proposals, you may call Computershare Fund Services, the Fund’s proxy solicitation firm, toll free at (866) 209-8568. As a helpful reminder, you may receive a call from a representative of Computershare Fund Services encouraging you to vote. When you provide instructions to Computershare Fund Services by phone, they will be authorized to deliver your proxy on your behalf.

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY!